UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2006

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2006, the Company’s shareholders approved the Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”) to, among other things, increase the number of shares available under the 1999 Plan.

The proposed amendment and restatement of the 1999 Plan includes the following amendments:

  increase in the number of shares available by 78,230, which is the number of shares available under the 1995 Stock Incentive Plan (the “1995 Plan”) and 1998 Management Incentive Plan (the “1998 Plan”) that are effectively being transferred to the 1999 Plan;

  include a provision to add-back shares that would become available for issuance under the 1995 Plan and 1998 Plan; and

  limit the term of the 1999 Plan to expire on May 4, 2009, which is ten years from the date the shareholders originally adopted the 1999 Plan.

The 1999 Plan, as amended, is more fully described in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2006.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon shareholder approval of the amendment and restatement of the 1999 Plan as described above under Item 1.01, the Company ceased granting awards under the 1995 Plan and the 1998 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Amended and Restated 1999 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s proxy statement for the 2006 Annual Meeting of Shareholders filed on March 15, 2006)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: May 10, 2006	/s/	Heidi M. Hoard

Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.1	Amended and Restated 1999 Stock Incentive Plan	Incorporated by reference